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                         APPLEBEE'S INTERNATIONAL, INC.
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                (Name of Registrant as Specified In Its Charter)


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                                                           FOR IMMEDIATE RELEASE

Investor Contact:
Carol DiRaimo, (913) 967-4109

Media Contact:
Laurie Ellison, (913) 967-2718


                Applebee's International To Close 24 Restaurants

OVERLAND PARK, KAN., March 21, 2007 - Applebee's International, Inc. (Nasdaq:APPB) today announced it is closing 24 of its 528 company-owned restaurants. System-wide, there are more than 1,940 Applebee's Neighborhood Grill & Bar restaurants.

Last week, the company announced that the Strategy Committee of independent directors had a broad mandate to conduct a comprehensive evaluation of the company's strategic alternatives, as well as its business and financial strategies. As part of its work, the Committee reviewed the results of an extensive analysis to identify those restaurants not meeting acceptable levels of return on investment and other key operating metrics.

Of the 24 restaurant closings, 10 are located in two states in the New England region, while the remaining 14 are scattered across nine other states.

"These restaurant closures will have a positive impact on our future earnings, cash flow and return on invested capital," said Dave Goebel, president and chief executive officer. "In particular, following these closings, our New England market will be stronger and better positioned for future growth and success.

"The decision to close underperforming restaurants reflects the company's and our board's commitment to disciplined capital allocation and to ensuring we are maximizing both our physical assets and invaluable people resources," Goebel said.

In the past, Applebee's has closed an average of one or two company-owned restaurants per year.

The company said it is transferring approximately 80 percent of the impacted managers to other Applebee's restaurants. Hourly associates will be given the opportunity to express interest in jobs at other Applebee's restaurants. The company expects to close approximately 19 of the restaurants by the end of the first fiscal quarter of 2007. The closing dates for the five remaining restaurants will depend on the outcome of negotiations with landlords, as well as other factors.

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                                    - more -
March 21, 2007
Page 2

The company currently expects pre-tax charges for the first fiscal quarter of 2007 to include approximately $13.5 to $15.5 million in non-cash impairment charges for all 24 restaurants; approximately $8.0 to $10.0 million in lease contract termination costs for the restaurants expected to close in the first fiscal quarter of 2007; and approximately $0.5 to $1.0 million in other costs. The company currently expects that lease contract termination costs for the remaining five restaurants will be approximately $1.5 million to $2.5 million. The actual amount of any cash payments made by the company for lease contract termination costs will depend on ongoing negotiations with the landlords of the leased restaurant properties.

The company noted this action is one of several recent decisions designed to optimize its asset base. In February, the company sold one of its two corporate aircraft (it now owns only one prop plane), and the company is in the process of selling its current headquarters building in Overland Park, Kansas. The company also plans to execute a sale-leaseback on its new headquarters building in Lenexa, Kansas, after it moves in at the end of this year.


Applebee's International, Inc., headquartered in Overland Park, Kan., develops, franchises and operates restaurants under the Applebee's Neighborhood Grill & Bar brand, the largest casual dining concept in the world. As of Feb. 25, 2007, there were 1,942 restaurants operating system-wide in 49 states, 16 international countries, and one U.S. territory. Additional information on Applebee's International can be found at the company's website (www.applebees.com).

Certain statements contained in this release regarding the timing of restaurant closures and the amount of costs to be incurred are forward-looking and based on current expectations. There are several risks and uncertainties that could cause actual results to differ materially from those described. For additional discussion of the principal factors that could cause actual results to be materially different, the reader is referred to the Company's Form 10-K for the fiscal year ended December 31, 2006. The company disclaims any obligation to update these forward-looking statements.


IMPORTANT INFORMATION
Applebee's International, Inc. ("Applebee's") plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with its 2007 Annual Meeting, and advises its security holders to read the proxy statement and other documents relating to the 2007 Annual Meeting when they become available, because they will contain important information. Security holders may obtain a free copy of the proxy statement and other documents (when available) that Applebee's files with the SEC at the SEC's web site at www.sec.gov. The proxy statement and these other documents may also be obtained for free from Applebee's by directing a request to our Corporate Secretary, Applebee's International, Inc., 4551 West 107th Street, Overland Park, KS 66207.

CERTAIN INFORMATION CONCERNING PARTICIPANTS
Applebee's, its directors and named executive officers may be deemed to be participants in the solicitation of Applebee's security holders in connection with its 2007 Annual Meeting. Security holders may obtain information regarding the names, affiliations and interests of such individuals in Applebee's Annual Report on Form 10-K for the year ended December 31, 2006, and its proxy statement dated April 11, 2006, each of which is filed with the SEC. To the extent holders of Applebee's securities have changed from the amounts disclosed in the proxy statement, such changes have been reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge at the SEC's website at www.sec.gov.

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